SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting material Pursuant to Rule 14a-11(c) or Rule 14a-12
AUTOMATIC DATA PROCESSING, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The press release attached as Exhibit 1 hereto may be provided to stockholders of Automatic Data Processing, Inc. (the “Company”).

According to the Schedule 13D Amendment filed on August 31, 2017 by Pershing Square Capital Management, L.P., PS Management GP, LLC and William A. Ackman  (collectively, “Pershing Square”), Pershing Square’s ownership interest in the Company is comprised of: (i) 8,798,442 shares of the Company’s common stock (“Shares”) and (ii) 28,005,233 Shares underlying listed and over-the-counter American-style call options. According to published reports and statements by William Ackman, CEO of Pershing Square Capital Management, L.P., Pershing Square did not elect to convert all of those securities in advance of the September 8, 2017 record date for the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”), and as a result, only the approximately 2% of the Company’s common stock held by Pershing Square in the form of Shares can be voted by Pershing Square at the Annual Meeting.